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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


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                                    FORM 8-K

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                                 CURRENT REPORT
                             Pursuant to Section 13
                           or 15(d) of the Securities
                              Exchange Act of 1934



Date of Report (Date of earliest event reported):  October 1, 1997
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                         Doral Financial Corporation
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              (Exact name of registrant as specified in Charter)


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
               Puerto Rico                      0-17224                         66-0312162
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        (State or other jurisdiction     (Commission File No.)      (IRS Employer Identification No.)
         of incorporation)
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1159 Franklin D. Roosevelt Avenue, San Juan, Puerto Rico             00920
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(Address of principal executive offices)                           (Zip code)


Registrant's telephone number, including area code:  (787) 749-7100
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ITEM 5.  OTHER EVENTS

        Effective October 1, 1997, the Company's thrift subsidiary, Doral Federal Savings Bank, converted its charter from that of a federal savings association to that of a Puerto Rico commercial bank. As part of the conversion, Doral Federal Savings Bank changed its name to "Doral Bank."

        As a result of the conversion of the Doral Federal into a commercial bank, the Company became a bank holding company subject to regulation by the Board of Governors of the Federal Reserve Board (the "Federal Reserve") under the Bank Holding Company Act of 1956 (the "BHCA"). The BHCA and Federal Reserve regulations promulgated thereunder generally place limitations on the types of activities in which a bank holding company and its subsidiaries may engage. In general, such activities must be banking services or activities so closely related to the business of banking as to be a proper incident thereto. Regulation K promulgated by the Federal Reserve, generally grants bank holding companies and their subsidiaries somewhat broader powers with respect to activities conducted "outside the United States" than with respect

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to activities conducted within the United States. For purposes of Regulation K,
Puerto Rico is considered to be outside the United States.

      In addition to the activity restrictions discussed above, the BHCA also imposes various other restrictions on bank holding companies and their subsidiaries. Many of these restrictions are similar to those that were previously imposed on the Company under the Savings and Loan Holding Company Act (the "SLHCA"). For example, the BHCA contains change of control provisions similar to those contained in SLHCA. Sections 23A and 23B of the Federal Reserve Act governing transactions between depositary institutions and their affiliates also apply in the same manner to bank holding companies and their subsidiaries as to savings and loan holding companies.

      As a bank holding company, the Company is now subject to certain additional regulatory restrictions that are not otherwise applicable to savings and loan holding companies. For example, unlike savings and loan holding companies, bank holding companies are subject to certain regulatory capital requirements. Under the Federal Reserve's risk-based capital guidelines, a bank holding company must maintain a ratio of total capital (the "Total Capital") to risk-weighted assets (including certain off-balance sheet items, such as standby letters of credit) equal to 8%. At least half of the Total Capital is to be comprised of common equity, retained earnings, minority interest in consolidated subsidiaries, noncumulative perpetual preferred stock and a limited amount of cumulative perpetual preferred stock, less goodwill and less certain intangible debt, other preferred stock, certain other instruments, and a limited amount of loan and lease loss reserves ("Tier 2 capital").

      In addition, the Federal Reserve has established minimum leverage ratio guidelines for bank holding companies. These guidelines provide for a minimum ratio of Tier 1 capital to average quarterly assets of 3% for bank holding companies that meet certain specified criteria, including that they have the highest regulatory rating. All other bank holding companies are required to maintain a leverage ratio of 3% plus an additional cushion of at least 100 to 200 basis points. The guidelines also provide that banking organizations experiencing internal growth or making acquisitions will be expected to maintain strong capital positions substantially above the minimum supervisory levels, without significant reliance on intangible assets. Furthermore, the guidelines indicate that the Federal Reserve will continue to consider a "tangible Tier 1 leverage ratio" (deducting all intangibles) and other indications of capital strength in evaluating proposals for expansion or new activities. The tangible Tier 1 leverage ratio is the ratio of a banking organization's Tier 1 capital, less all intangibles, to total assets, less all intangibles.

      The Federal Reserve has adopted regulations with respect to risk-based and leverage capital ratios that require most intangibles, including core deposit intangibles, to be deducted from Tier 1 capital. The regulations, however, permit the inclusion of a limited amount of intangibles related to mortgage servicing rights and purchased credit card receivables. The Federal Reserve has also decided to exclude from regulatory capital the amount of net unrealized gains and losses on securities available-for-sale, except the net unrealized losses of equity securities with readily determinable fair values.

      The Federal Reserve has issued a policy statement that provides that insured banks and bank holding companies should generally pay dividends only out of current operating earnings. In addition, under Federal Reserve policy, a bank holding company is expected to act as a source of financial strength to each of its subsidiary banks and to commit resources to support each subsidiary bank. This support may be required at times, when absent such policy, the bank holding company might not otherwise provide such support.

      The Company believes that it is in compliance with all of the above regulatory and capital requirements and that the provisions of the BHCA will not interfere with its ability to continue to conduct its business as presently conducted.

      As a result of the conversion, Doral Bank is now subject to the supervision and examination by the Office of the Commissioner of Financial Institutions of Puerto Rico (the "Office of the Commissioner") and to the provisions of the Puerto Rico Banking Act and the regulations promulgated thereunder. The Company does not believe that the application of such laws or regulations will have a material adverse effect on the manner in which Doral Bank conducts its operations.

      Section 12 of the Puerto Rico Banking Act requires the prior approval of the Office of the Commissioner with respect to a transfer of capital stock of a bank that results in a change of control of the bank. Under Section 12, a change of control is presumed to occur if a person or group of persons acting in concert, directly or indirectly, acquire more than 5% of the outstanding voting capital stock of the bank. The Office of the Commissioner interprets the restrictions of Section 12 as applying to acquisitions of voting securities of entities controlling a bank, such as a bank holding company.

      Following the conversion, the deposits of Doral Bank will continue to be insured by the Federal Deposit Insurance Corporation to the maximum extent provided by law.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA, FINANCIAL INFORMATION AND EXHIBITS

         (c)  Exhibits

              99(a) Press Release dated October 1, 1997

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                                   SIGNATURES
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     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                   DORAL FINANCIAL CORPORATION



                                                By: /s/ Ricardo Melendez
                                                   -----------------------------
                                                          Ricardo Melendez
                                                         Vice President and
                                                      Chief Accounting Officer


Date:   October 9, 1997